CHAMPIONLYTE PRODUCTS, INC.
                       2999 NE 191st Street, Penthouse Two
                             Aventura, Florida 33180


April 7, 2003

Mr. Peter Nasca
Peter Nasca & Associates
2999 NE 191st Street, Penthouse Six
Aventura, Florida 33180

     Re: Peter Nasca & Associates ("PNA") with Championlyte Products, Inc. ("Championlyte")

Dear Mr. Nasca:

The following hereby sets forth the settlement agreement ("Agreement") between PNA and Championlyte:

1. OBLIGATION: Championlyte presently currently has an outstanding contract for services with PNA and owes a sum in excess of $30,000 for services rendered to Championlyte.

1. SETTLEMENT AND PAYMENT: Championlyte hereby agrees to issue to PNA 200,000 shares of its common stock as full settlement of the obligation set forth in paragraph 1 above. In addition, Championlyte shall issue to PNA 50,000 warrants to purchase Championlyte common stock at $.l0 per share. These warrants shall have a term of two years. The share and the shares underlying the warrants shall be registered within sixty days of the date of this agreement. PNA agrees to adhere to lock up (no sale) of the shares until 8/1/03 and therafter to leakage limitations on sales equivalent to 144 restrictions on sales. Championlyte agrees that should it seek to engage any firm for pub1ic relations or the related services that were performed by PNA for Championlyte, it will, re-engage PNA to perform those functions.

2. NOTICE: All notices, requests and instructions hereunder shall be in writing and delivered, to each party at the addresses set forth above or to such other address as may from time to time be designated by a party hereto.

3. SEVERABILITY: In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, thc invalidity of any such term, covenant, condition, provision or Agreement shall in no way affcct any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

4. ENTIRE AGREEMENT: This agreerment contans all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

1. AMENDMENTS: No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherewise provided.

2. NO ASSIGNMENTS: Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party

Please sign below to ackowledge the terms of this Agreement.

Very truly yours,

CHAMPIONLYTE PRODUCTS, lNC.

By: /s/ David Goldberg
   ---------------------
   DAVE GOLDBERG
   PRESIDENT

THE TERMS AS SET FORTH ABOVE ARE AGREEABLE AND ACCEPTABLE BY:


By: /s/ Peter Nasca
   ---------------------
    PETER NASCA